Exhibit 10.29

ASSIGNMENT AND ASSUMPTION OF VENDOR AND EXCLUSIVITY AGREEMENT FOR PROVISION OF MEDICAL FOODS

This Assignment and Assumption of Vendor and Exclusivity Agreement for Provision of Medical Foods (“Assignment”) is entered into and executed as of November 7, 2011, by and among (i) Kalisthenics, Inc., a California corporation (“Assignor”), (ii) JI Medical, Inc. (dba Ramat Medical), a California corporation (“Assignee”), and (iii) Targeted Medical Pharma, Inc., a California corporation (“TMP”), with respect to the following facts:

A.          Assignor and TMP are parties to that certain Vendor and Exclusivity Agreement for Provision of Medical Foods dated July 1, 2011 (“Agreement”), pursuant to which TMP is obligated to provide and sell exclusively to Assignor its full line of Medical Foods Products (as defined in the Agreement).

B.           Assignor desires to assign the Agreement and its rights and obligations thereunder to Assignee, and Assignee desires to assume the Agreement and the rights and obligations of Assignor thereunder.

C.            While the Agreement prohibits TMP from assigning the Agreement or its rights or obligations thereunder, Assignor is not so restricted and is free to make the assignment described herein; and TMP desires to acknowledge the assignment by Assignor to Assignee as described herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, each to the other paid, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree, and TMP agrees and acknowledges, as follows:

1.             Assignment and Assumption.

(a)                As of the date hereof, Assignor transfers and assigns to Assignee all of its right, title and interest in and obligations under the Agreement.

(b)               As of the date hereof, Assignee assumes the performance of and agrees to be bound by all the obligations of Assignor under the Agreement.

2.             Notices. From and after the date hereof, notices to Assignee shall be addressed to Assignee as follows: JI Medical, Inc. (dba Ramat Medical) 5812 W. Pico Boulevard, Los Angeles, California 90019.

3.             TMP Acknowledgement. TMP hereby acknowledges the assignment described in this Assignment, and agrees to perform all its obligations under the Agreement as if Assignee had been an original party to the Agreement.

4.             Ratification. Assignee and TMP hereby ratify and confirm the Agreement, as modified by this Assignment.

5.             Counterparts. This Assignment may be executed in counterparts and, taken together, such counterparts shall constitute one and the same agreement, valid and binding on the parties.

[signatures appear on the following page]

IN WITNESS WHEREOF, Assignor, Assignee and TMP have executed this Assignment as of the date first set forth above.

Assignor:		Assignee:

KALISTHENICS, INC.		JI MEDICAL, INC. (dba Ramat Medical)

By:	/s/ David Zeffren	By:	/s/ Denise Wilson Ruane
	David Zeffren, Senior Vice President	Its:	Chief Operating Officer

TARGETED MEDICAL PHARMA, INC.

By:	/s/ William E. Shell, MD
Its:	Chief Executive Officer

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